EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANT

The Board of Directors

Harbor Bankshares Corporation

Baltimore, Maryland

We hereby consent to the inclusion of our report dated January 17, 2004 relating to the balance sheets of Harbor Bankshares Corporation (the “Corporation”) as of December 31, 2003 and 2002 and the related statements of operations, changes in stockholders’ equity and cash flows for the years then ended in the Corporation’s Form 10-KSB for the year ended December 31, 2003 to be filed with the Securities and Exchange Commission.

Stegman & Company

/s/ Stegman & Company

Baltimore, Maryland

March 22, 2004